Exhibit 23.3

Consent of Independent Registered
Public Accounting Firm

We have issued our report dated April 29, 2024 with respect to the consolidated financial statements of Ceapro Inc. included in the Form 6-K of Aeterna Zentaris Inc. furnished on May 15, 2024, incorporated by reference in this Registration Statement on Form S-8 of Aeterna Zentaris Inc. We consent to the incorporation by reference of the aforementioned report in the Registration Statement on Form S-8.

/s/ Raymond Chabot Grant Thornton LLP

Montréal, Canada
May 30, 2024